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                                                                   EXHIBIT 10(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated February 22, 2002 for Canada Life of America Variable Life Account 1 and March 12, 2002 for Canada Life Insurance Company of America in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 Nos. 333-90449 and 811-09667) and related Prospectus of Canada Life of America Variable Life Account 1 dated May 1, 2002.

                                                     /s/ Ernst & Young LLP
                                                     ---------------------------
Atlanta, Georgia
April 29, 2002